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                                                                   EXHIBIT 10.16

                                 PROMISSORY NOTE

$4,000,000

                                                                October 17, 2002

        FOR VALUE RECEIVED, the undersigned ("Borrower") hereby promises to pay to the order of Liberty Media Corporation, its successors and assigns (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of FOUR MILLION DOLLARS ($4,000,000), plus interest thereon as provided in the Credit Agreement.

        Borrower promises to pay interest on the unpaid principal amount of this Note from the date of this Note until such principal amount is paid in full, at such interest rates, and payable at such times and in such manner as are specified in the Credit Agreement. Borrower also agrees that the principal amount of, and any accrued unpaid interest on, this Note shall be convertible into shares of Borrower's Class B Common Stock at any time and from time to time at the option of the Lender in accordance with and pursuant to the Credit Agreement at the Conversion Price of $1.56 per share, as such Conversion Price is adjusted pursuant to Section 8 of the Credit Agreement; provided that, the Lender shall not be permitted to exercise such conversion privileges to the extent prohibited by Section 7(b) of the Supplement No. 3 (as defined below).

        All payments of principal and interest hereunder shall be made to the Lender in United States dollars in immediately available funds at the Lender's address or by wire transfer of immediately available funds per the Lender's instructions, or as otherwise provided for in the Credit Agreement.

        If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate or rates set forth in the Credit Agreement.

        This Note is one of the "Notes" referred to in that certain First Amended and Restated Credit Agreement dated as of December 22, 2000, between Borrower and the Lender, as supplemented and amended by the Supplement No. 1 dated as of June 28, 2002, the Supplement No. 2 dated as of July 24, 2002 and the Supplement No. 3 dated as of August 13, 2002 (as extended, renewed, restated or further amended from time to time, the "Credit Agreement"), and evidences a Loan made pursuant to the Supplement No. 3 dated August 13, 2002 ("the Supplement No. 3"). Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement. Reference is hereby made to the Credit Agreement for provisions regarding payment, events of default, the rights of Lender upon the occurrence of any event of default (including the right to accelerate the maturity hereof upon the occurrence of any such events), and certain limitations on such rights and the other rights of Borrower hereunder pursuant to the subordination provisions set forth therein and in the Subordination Agreement referred to therein.

        Borrower, for itself, its successor and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, AND



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HEREBY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY CLAIM,
DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.

        Borrower agrees to pay all collection expenses, court costs and Attorney Costs, as defined in the Credit Agreement, (whether or not litigation is commenced) of Lender that may be incurred in connection with the collection or enforcement of this Note.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                            LIBERTY LIVEWIRE CORPORATION

                                            By: /s/ William E. Niles
                                                --------------------------------
                                                William E. Niles
                                                Executive Vice President



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